UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2019

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 393-8248

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SBRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On May 29, 2019, subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) completed an underwritten public offering of $300,000,000 aggregate principal amount of 4.80% senior notes due 2024 (the “2024 Notes”) pursuant to an indenture, dated May 23, 2013 (the “Base Indenture”), among Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Partnership”), Sabra Capital Corporation, a Delaware corporation (“Sabra Capital” and, together with the Partnership, the “Issuers”), Sabra, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by an eighth supplemental indenture, dated May 29, 2019 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, Sabra, the other guarantors named therein (together with Sabra, the “Guarantors”), and the Trustee.

The net proceeds from the sale of the 2024 Notes were approximately $296.0 million, after deducting underwriting discounts and estimated offering expenses. The Issuers will use the net proceeds from the 2024 Notes offering, together with borrowings under the Partnership’s unsecured revolving credit facility (the “Revolving Credit Facility”), to redeem all of the Issuers’ 5.5% senior notes due 2021 (the “2021 Notes”) as disclosed in Item 8.01 below. Prior to redeeming the 2021 Notes, the Issuers may temporarily repay borrowings outstanding on the Revolving Credit Facility and/or invest in interest-bearing accounts and short-term, interest-bearing securities.

Eighth Supplemental Indenture and the 2024 Notes

Interest and Optional Redemption. The 2024 Notes accrue interest at a rate of 4.80% per annum payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2019. The 2024 Notes mature on June 1, 2024. The Issuers may redeem some or all of the 2024 Notes prior to May 1, 2024, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium (as described in the Eighth Supplemental Indenture). The Issuers may also redeem the 2024 Notes on or after May 1, 2024, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date.

Guarantee. The 2024 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Sabra and, initially, by certain of its subsidiaries. Excluding Sabra, each Guarantor’s obligation to guarantee the 2024 Notes will be released if such Guarantor is not a guarantor or is not otherwise liable in respect of any obligations under any Credit Facility (as defined in the Eighth Supplemental Indenture) of Sabra or any of its subsidiaries, among other circumstances. In addition, Sabra Capital’s obligations as a co-issuer of the 2024 Notes will be released if Sabra Capital is not liable in respect of any obligations under the 2021 Notes or the Issuers’ 5.375% senior notes due 2023, among other circumstances.

Ranking. The 2024 Notes are senior unsecured obligations of the Issuers and rank senior in right of payment to all of the existing and future subordinated indebtedness of the Issuers and equal in right of payment with all other existing and future senior unsecured indebtedness of the Issuers, including indebtedness under the Fourth Amended and Restated Credit Agreement, dated as of August 17, 2017 (as amended, the “Credit Agreement”), by and among the Partnership, Sabra and the other parties thereto, and the Issuers’ senior unsecured notes. The 2024 Notes are effectively subordinated to all of the Issuers’ and the Issuers’ consolidated subsidiaries’ secured indebtedness to the extent of the value of the assets securing such debt, including mortgage indebtedness, and are structurally subordinated to all indebtedness of any non-guarantor subsidiaries. The guarantee by each Guarantor is a senior unsecured obligation of such Guarantor and ranks senior in right of payment to all existing and future subordinated indebtedness of such

Guarantor and equal in right of payment with all existing and future senior unsecured indebtedness of such Guarantor, including the guarantees of obligations under the Credit Agreement and the Issuers’ senior unsecured notes. The guarantees of the Guarantors are effectively subordinated to all of the secured indebtedness of such Guarantor, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness of any non-guarantor subsidiaries of such Guarantor.

Other Covenants. The Indenture contains other restrictive covenants that, among other things, limit the ability of Sabra and its subsidiaries (including the Issuers) to: (i) incur or guarantee unsecured indebtedness; (ii) incur or guarantee secured indebtedness; and (iii) merge or consolidate or sell all or substantially all of their assets. In addition, the Indenture requires Sabra and its subsidiaries to maintain Total Unencumbered Assets (as defined in the Eighth Supplemental Indenture) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness (as defined in the Eighth Supplemental Indenture) of Sabra and its subsidiaries on a consolidated basis. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2024 Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding 2024 Notes may become due and payable immediately.

The foregoing summary of the Indenture and the 2024 Notes is a summary only and is qualified in its entirety by reference to the Base Indenture, the Eighth Supplemental Indenture and the form of the 2024 Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01	Other Events

2024 Notes Offering

The public offering of the 2024 Notes was registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-215574) filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2017, as amended by the Post-Effective Amendment No. 1 filed with the SEC on May 21, 2019, a base prospectus, dated January 17, 2017, included as part of the registration statement, and a prospectus supplement, dated May 21, 2019, filed with the SEC on May 22, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, Sabra is filing as Exhibits 5.1 through 5.8 to this Current Report on Form 8-K the opinions of Venable LLP, O’Melveny & Myers LLP, Fox Rothschild LLP, Hunton Andrews Kurth LLP, Flaherty Sensabaugh Bonasso PLLC, McCarthy Tétrault LLP and Stewart McKelvey regarding the validity of the 2024 Notes and related guarantees.

2021 Notes Redemption

On May 29, 2019, the Issuers issued to the Trustee a notice of redemption for all $500.0 million aggregate principal amount outstanding of the 2021 Notes (CUSIP No. 78572XAE1). The 2021 Notes are redeemable at a cash redemption price (the “Redemption Price”) of 101.375% of the principal amount being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date of June 29, 2019 (the “Redemption Date”). Upon completion of the redemption, no 2021 Notes will remain outstanding. The aggregate redemption price, including accrued and unpaid interest, will total approximately $518.2 million.

Payment of the Redemption Price plus accrued and unpaid interest to holders of the 2021 Notes will be made on or after the Redemption Date upon presentation and surrender of the 2021 Notes to the paying agent for cancellation at the address specified in the notice of redemption. Interest on the 2021 Notes called for redemption will cease to accrue on and after the Redemption Date. The notice of redemption will be sent by the Trustee to the registered holders of the 2021 Notes on May 29, 2019, in accordance with the requirements of the indenture governing the 2021 Notes. The foregoing does not constitute a notice of redemption for the 2021 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 23, 2013).

4.2	Eighth Supplemental Indenture, dated May 29, 2019, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 4.80% senior note due 2024 (included in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of O’Melveny & Myers LLP.

5.3	Opinion of Fox Rothschild LLP.

5.4	Opinion of Hunton Andrews Kurth LLP.

5.5	Opinion of Flaherty Sensabaugh Bonasso PLLC.

5.6	Opinion of McCarthy Tétrault LLP (Alberta).

5.7	Opinion of McCarthy Tétrault LLP (British Columbia).

5.8	Opinion of Stewart McKelvey.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

23.3	Consent of Fox Rothschild LLP (included in Exhibit 5.3).

23.4	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.4).

23.5	Consent of Flaherty Sensabaugh Bonasso PLLC (included in Exhibit 5.5).

23.6	Consent of McCarthy Tétrault LLP (Alberta) (included in Exhibit 5.6).

23.7	Consent of McCarthy Tétrault LLP (British Columbia) (included in Exhibit 5.7).

23.8	Consent of Stewart McKelvey (included in Exhibit 5.8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: May 29, 2019